UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Nortel Networks Corporation (“NNC”) previously announced the filing by NNC, NNC’s wholly-owned principal operating subsidiary, Nortel Networks Limited (“NNL”), and certain other subsidiaries organized under Canadian law (collectively, the “Canadian Debtors”) of an application with the Ontario Superior Court of Justice (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada), seeking relief from their creditors (collectively, the “CCAA Proceedings”) and the filing by NNC’s indirect subsidiaries Nortel Networks Inc., a Delaware corporation, Nortel Networks Capital Corporation (“NNCC”), a Delaware corporation, and certain other subsidiaries organized under the laws of Delaware and California of voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

On February 10, 2009, NNC announced that it has entered into an amendment to its agreement with Export Development Canada (“EDC”), initially announced on January 14, 2009, to permit continued access by NNL to its EDC performance-related support facility up to May 1, 2009 for up to a maximum of $30 million of support. The extension of the support facility has been approved by the Canadian Court. NNC and EDC continue to work together to see if a longer-term arrangement, acceptable to both parties, can be reached.

On February 10, 2009, NNC issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 12, 2009, NNCC, NNL, The Bank of New York Mellon and Law Debenture Trust Company of New York entered into an agreement whereby The Bank of New York Mellon resigned as trustee, registrar and paying agent of the $150 million aggregate principal amount of NNCC’s 7.875% Notes due 2026, fully and unconditionally guaranteed by NNL and issued under an indenture, dated as of February 15, 1996, and Law Debenture Trust Company was appointed as successor trustee, registrar and paying agent.

Item 8.01. Other Events.

On February 10, 2009, NNC announced that the Canadian Debtors have obtained an order from the Canadian Court extending to May 1, 2009 the stay of proceedings that was previously granted by the Canadian Court. An initial 30-day stay of proceedings was obtained on January 14, 2009.

Also on February 10, 2009, NNC announced that it and NNL obtained an order from the Canadian Court permitting the postponement of their respective annual general meetings of shareholders beyond the statutory deadline of June 30, 2009 to a date that is within six months following the termination of the stay period under the CCAA Proceedings.

On February 10, 2009, NNC issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release issued by NNC on February 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ GORDON A. DAVIES
Gordon A. Davies Chief Legal Officer and Corporate Secretary

By:	/S/ ANNA VENTRESCA
Anna Ventresca Assistant Secretary

Dated: February 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NNC on February 10, 2009.

3